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                                                                     EXHIBIT 4.7

                          FIRST SUPPLEMENTAL INDENTURE

         FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") executed as of December 22, 2003, by and among PerkinElmer, Inc., a Massachusetts corporation (the "Company"), PKI Massachusetts Company, LLC, a Massachusetts limited liability company ("PKI LLC"), PKI Massachusetts Business Trust, a Massachusetts business trust ("PKI Trust'" and together with PKI LLC, the "Additional Guarantors") and U,S. Bank National Association (as successor to State Street Bank and Trust Company), as Trustee (the "Trustee").

                                    RECITALS

         WHEREAS, the Company and certain of its direct and indirect subsidiaries (collectively, the "Guarantors") and the Trustee have heretofore executed and delivered that certain Indenture dated as of December 26, 2002, (the "Indenture"), pursuant to which the Company issued its 8 7/8% Senior Subordinated Notes due 2013 (the "Securities");

         WHEREAS, each of the Additional Guarantors is a wholly owned subsidiary of the Company;

         WHEREAS, NEN Life Sciences, Inc. a Delaware corporation and a Guarantor of the Securities under the Indenture ("NEN") plans to merge with and into PKI LLC with PKI LLC being the surviving entity (the "NEN Merger");

         WHEREAS, PKI LLC plans to merge with and into PKI Trust with PKI Trust being the surviving entity (the "LLC Merger"; and together with the NEN Merger, the "Mergers");

         WHEREAS, the Mergers are permitted transactions pursuant to Section 801(b)(1) of the Indenture provided that the surviving entity expressly assumes, by a supplemental indenture, all the obligations of the predecessor guarantor under such predecessor's guarantee of the Securities and the Indenture;

         WHEREAS, the Additional Guarantors desire to becomes guarantors of the Securities and the Indenture as contemplated by Section 801(b)(1) of the Indenture;

         WHEREAS, Section 901(a) of the Indenture provides that the Additional Guarantors, when authorized by a Board Resolution, and the Trustee may enter into indentures supplemental to the Indenture without the consent of the Holders;

         WHEREAS, the execution and delivery of this First Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this First Supplemental Indenture a valid and binding supplement to the Indenture, effectively supplementing the Indenture as set forth herein, have been duly taken;

         NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is mutually agreed, for the equal and proportionate benefit of all Holders, as follows:

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                                   ARTICLE ONE

         1.1      ASSUMPTION OF GUARANTEE BY PKI LLC.

         Upon the consummation of the NEN Merger, PKI LLC agrees to assume any and all of the obligations of NEN under the Indenture, including but not limited to all of the guarantee obligations as set forth In ArtIcle Fourteen of the Indenture. PKI LLC agrees that upon the consummation of the NEN Merger, PKI LLC shall execute and deliver to the Trustee a guarantee substantially in the form set forth in Section 204 of the Indenture.

         1.2      ASSUMPTION OF GUARANTEE BY PKI TRUST.

         Upon the consummation of the LLC Merger, PKI Trust agrees to assume any and all of the obligations of PKI LLC under the Indenture, as successor by merger to the guarantee obligations of NEN under the Indenture, including but not limited to all of the guarantee obligations as set forth in Article Fourteen of the Indenture. PKI Trust agrees that upon the consummation of the LLC Merger, PKI Trust shall execute and deliver to the Trustee a guarantee substantially in the form set forth in Section 204 of the Indenture.

                                   ARTICLE TWO

         2.1 All terms used in this First Supplemental Indenture which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

         2.2 All of the provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made part of, the Indenture, and the Indenture, as amended and supplemented by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument and shall be binding upon all the Holders.

         2.3 This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         2.4 In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         2.5 Nothing in this First Supplemental Indenture, express or implied, shall give any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture. Except as expressly supplemented or amended as set forth in this First Supplemental Indenture, the Indenture is hereby ratified and confirmed, and all the terms, provisions and conditions thereof shall be and continue in full force and effect. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture as amended and supplemented by this First Supplemental Indenture.

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         2.6      The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture, except with respect to the execution hereof by the Trustee, or for or in respect of the recitals contained herein, all of which are made solely by the Additional Guarantors.

                                     *******

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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, all as of the day and year first written above.

                                        PERKINELMER, INC.

                                        /s/ TERRANCE C. CARLSON
                                        -------------------------------------
                                        Name:  Terrance C. Carlson
                                        Title: Senior Vice President and
                                               General Counsel

                                        PKI MASSACHUSETTS COMPANY, LLC

                                        /s/ JOHN L. HEALY
                                        -------------------------------------
                                        Name: John L. Healy
                                        Title: Assistant Clerk of
                                               PerkinElmer, Inc. Sole Member

                                        PKI MASSACHUSETTS BUSINESS TRUST

                                        /s/ JOHN L. HEALY
                                        -------------------------------------
                                        Name: John L. Healy
                                        Title: Clerk

                                        U. S. BANK NATIONAL ASSOCIATION,
                                        As Indenture Trustee

                                        /s/ EARL W. DENNISON
                                        -------------------------------------
                                        Name: Earl W. Dennison
                                        Title: Vice President